Exhibit 99.2

Evergreen Energy Provides Key Takeaways
from Investor Update Conference Call

-	K-Fuel® technology scored very highly in evaluation by coal mine in Inner Mongolia –
-	Management provides financial model for its K-Fuel and GreenCert® technologies –
-	Provides update on strategy to sell non-core asset -

FOR IMMEDIATE RELEASE

DENVER – July 21, 2009 Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, provided key takeaways from its Investor Update conference call, which took place on Tuesday, July 21st.
“Our strategy to transition to a green technology pure licensing company is gaining traction, and I am encouraged by the progress we have made,” said Thomas H. Stoner, Jr., president and CEO of Evergreen.  “We now have the leadership in place to propel our transformative K-Fuel® and GreenCert™ technologies forward, generate revenue and drive field alignment with our sales channels and alliance partners.  We have completed the research and development phases for both of our technologies and are shifting gears from an engineering focus to that of sales and marketing as we move toward commercialization.
“As part of our strategy to transition from a capital intensive build, own and operate model to a ‘capital light’ pure licensing and joint venture model, we have been evaluating options for selling some of our non-core assets.  On that front, we have recently entered into an exclusivity arrangement with one particular party, which we believe will lead to a definitive agreement to sell our Buckeye facility,” Stoner concluded.

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Evergreen Conference Call Key Takeaways
July 21, 2009

Investor Call Highlights:
K-Fuel®:
-	Process was evaluated at a mine in Inner Mongolia and results indicate samples scored very high as K-Fuel increased the heating value of coal and reduced pollutants
-	Established annualized fee model for K-Fuel; major revenue driver expected to be annualized fees based on output per ton
-	Established partnership with Bechtel; resulted in significant upgrades to plant design
-	Conducting late-stage evaluation proceedings with Sumitomo and a major coal company in Indonesia
-	Involved in a project with a top-level energy company in China, which evaluated multiple technologies for upgrading coal prior to its selection of K-Fuel as the best technology
-	Approved by the National Development & Reform Commission (NDRC) for the development of K-Fuel refined coal technology in the People’s Republic of China

C-Lock Technology, Inc./GreenCert™:
-	Strengthened strategy to commercialize GreenCert through several key promotions and hires, including the promotion of Miles Mahoney to president and general manager of C-Lock
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Established licensing model for GreenCert; revenue drivers are expected to be licensing and renewal fees in a software as a service (SaaS) model in addition to earned commissions from consulting and other projects

-	Employing go-to-market strategy to streamline marketing via distribution partners; focusing on pre-regulatory users mostly in the energy and agriculture markets

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Evergreen Conference Call Key Takeaways
July 21, 2009

About Evergreen Energy
Evergreen Energy Inc. (NYSE Arca: EEE) delivers proven, transformative green energy solutions for cleaner coal production and precise, scientific carbon measurement. www.evgenergy.com  GreenCert is a product of Evergreen Energy subsidiary C-Lock Technology, Inc.

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Contacts:
Analyst and Investors:	Media and Public Affairs
Jimmac Lofton	Paul Jacobson
VP Corporate Development	VP Corporate Communications
303-293-2992	303-293-2992
jlofton@evgenergy.com	pjacobson@evgenergy.com

or

Kirsten Chapman
Lippert / Heilshorn & Associates
415.433.3777
kchapman@lhai.com

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study. Readers of this release are cautioned not to put undue reliance on forward-looking statements.